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                                  EXHIBIT 99.1

                    AGREEMENT RE JOINT FILING OF SCHEDULE 13D

Each of the undersigned hereby agrees:

         1. Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

         2. Each of them is responsible for the timely filing of such Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

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
Dated:   January 8, 2001                     /s/ Ernest C. Garcia II
                                             ------------------------------------------
                                             Ernest C. Garcia II

Dated:   January 8, 2001                     /s/ Ray Fidel
                                             ------------------------------------------
                                             Ray Fidel

Dated:   January 8, 2001                     /s/ Steven P. Johnson
                                             ------------------------------------------
                                             Steven P. Johnson

Dated:   January 8, 2001                     /s/ Mark Sauder
                                             ------------------------------------------
                                             Mark Sauder

Dated:   January 8, 2001                     EJMS Investors Limited Partnership

                                             /s/ Eric Splaver
                                             ------------------------------------------
                                             By: Eric Splaver
                                             Title: Partner

Dated:   January 8, 2001                     /s/ Colin Bachinsky
                                             ------------------------------------------
                                             Colin Bachinsky

Dated:   January 8, 2001                     /s/ Chris Rompalo
                                             ------------------------------------------
                                             Chris Rompalo

Dated:   January 8, 2001                     /s/ Donna Clawson
                                             ------------------------------------------
                                             Donna Clawson

Dated:   January 8, 2001                     /s/ Mary Reiner
                                             ------------------------------------------
                                             Mary Reiner

Dated:   January 8, 2001                     /s/ Kathy Chacon
                                             ------------------------------------------
                                             Kathy Chacon
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